Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos.333-80450, 333-91863 and 333-126924) and Forms S-3 (Nos. 333-128160-01, 333-39365-01, 333-3526-01, and 33-99736-01) of Tanger Properties Limited Partnership of our report dated February 27, 2007 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Greensboro, North Carolina
February 27, 2007